Exhibit 10.40

AVALON PHARMACEUTICALS, INC.,
as Borrower

and

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Bank

PLEDGE AND SECURITY AGREEMENT

$12,000,000
Maryland Industrial Development Financing Authority
Taxable Variable Rate Demand Revenue Bonds
(Avalon Pharmaceuticals, Inc. Facility)
Series 2003

Dated as of April 1, 2003

PLEDGE AND SECURITY AGREEMENT

     THIS PLEDGE AND SECURITY AGREEMENT is dated as of April 1, 2003 and is made by and between AVALON PHARMACEUTICALS, INC., a Delaware corporation qualified to do business in the State of Maryland (the “Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (“M&T Bank”).

RECITALS

     Pursuant to and in accordance with the Maryland Industrial Development Financing Authority Act, Article 83A, Title 5, Subtitle 9 of the Annotated Code of Maryland, and the Maryland Economic Development Revenue Bond Act, Article 41, §14-101 et seq., of the Annotated Code of Maryland, the Maryland Industrial Development Financing Authority, a body politic and corporate and a public instrumentality of the State of Maryland (the “Issuer”) has determined to issue arid sell its Taxable Variable Rate Demand. Revenue Bonds (Avalon Pharmaceuticals, Inc. Facility), Series 2003, in the original aggregate principal amount of $12,000,000 (the “Bonds”) under a Trust Indenture of even date herewith (the “Indenture”), between the Issuer and Allfirst Trust Company National Association, as Trustee (the “Trustee”).

     The Indenture requires the Issuer to purchase, or cause the Trustee to purchase, the Bonds from the Owners thereof under certain circumstances as set forth in Section 4.1 and Section 4.2 of the Indenture.

     In connection with the issuance of the Bonds, the Bank has agreed to issue its irrevocable transferable direct-pay letter of credit (the “Letter of Credit”) to the Trustee, which may be drawn upon to pay, inter alia, the purchase price of the Bonds under certain circumstances as set forth in Section 4.1 and Section 4.2 of the Indenture and in the Letter of Credit.

     The Letter of Credit is to be issued upon the terms and conditions of a Letter of Credit Agreement of even date herewith by and between the Borrower and the Bank (the “Letter of Credit Agreement”).

     It is a condition precedent, among others, to the obligation of the Bank to enter into the Letter of Credit Agreement and to issue the Letter of Credit that the Borrower shall have executed and delivered this Pledge and Security Agreement to the Bank.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Letter of Credit Agreement and to issue the Letter of Credit thereunder and for other good and valuable consideration receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

          1. Defined Terms. Unless otherwise defined herein, all terms defined in the Letter of Credit Agreement or in the Letter of Credit when used in this Pledge and Security Agreement shall have the same meanings as set forth in the Letter of Credit Agreement or the Letter of Credit.

          2. Pledge. The Borrower hereby pledges, assigns, hypothecates and transfers to the Bank all of the Borrower’s right, title and interest in and to all Bonds that constitute Bonds Tendered or Deemed Tendered for Purchase and are not remarketed by the Remarketing Agent, and which are required to be delivered to the Pledged Bonds Custodian following a Bond Purchase Principal Drawing by the Trustee under the Letter of Credit (collectively, the “Pledged Bonds”), and hereby grants to the Bank a first lien on, and security interest in, all of the Borrower’s right, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete performance and payment by the Borrower, when due and payable from time to time (by acceleration, at stated maturity or otherwise) of all of the Borrower’s Letter of Credit Obligations.

          3. Custody of Pledged Bonds. The Borrower shall deliver or cause to be delivered to the Pledged Bonds Custodian or to any other designated agent of the Bank all Bonds Tendered or Deemed Tendered for Purchase with respect to which a Bond Purchase Principal Drawing under the Letter of Credit is honored by the Bank. The Borrower hereby acknowledges the designation and appointment of Allfirst Trust Company National Association as Pledged Bonds Custodian under the Pledged Bonds Custody Agreement and agrees that the Pledged Bonds Custodian will hold the Pledged Bonds as agent for the Bank. If a Bond Purchase Principal Drawing under the Letter of Credit is honored by the Bank, the Borrower agrees that the Pledged Bonds Custodian shall receive and hold the Bonds Tendered or Deemed Tendered for Purchase for the benefit of the Bank in accordance with the Pledged Bonds Custody Agreement.

          4. Interest on Pledged Bonds; Payment of Principal of Pledged Bonds. If, while the Pledged Bonds Custodian or the Bank holds any Pledged Bonds, the Borrower becomes entitled to receive or receives any interest payment in respect of such Pledged Bonds, the Borrower agrees to accept the same as agent for the Bank and to hold the same in trust on behalf of the Bank and to deliver, or cause to be delivered, the same forthwith to the Bank. In addition, any principal payments received by the Borrower in respect of Pledged Bonds held by the Pledged Bonds Custodian or the Bank shall be held in trust by the Borrower on behalf of the Bank, and shall be delivered forthwith to the Bank. All sums of money so paid in respect of interest on such Pledged Bonds which are actually received by the Bank shall be credited (as provided in Section 5.1 of the Letter of Credit Agreement) against the obligation of the Borrower to pay interest and principal, respectively, to the Bank under Section 5.1 of the Letter of Credit Agreement.

          5. Pledged Collateral. All property at any time pledged to the Bank hereunder and held by the Bank hereunder or by the Pledged Bonds Custodian under the Pledged Bonds Custody Agreement (whether or not described herein or in the Pledged Bonds Custody Agreement) and all income therefrom and proceeds thereof are herein collectively sometimes called the “Pledged Collateral.”

          6. Release of Pledged Bonds. The Bank agrees that, so long as no Event of Default has occurred and is continuing under the Letter of Credit Agreement, the Bank will release Pledged Bonds from the lien of this Pledge and Security Agreement at such time as:

               (a) the Bank has been reimbursed or paid in full in accordance with Section 5.1 of the Letter of Credit Agreement for all amounts paid by the Bank under the Letter of Credit pursuant to the Bond Purchase Principal Drawing, the proceeds of which were used to purchase such Pledged Bonds; and

               (b) the Bank has received written notice from the Borrower stating that:

                    (i) the Borrower requests the Bank to release from the lien of this Pledge and Security Agreement Pledged Bonds in a principal amount equal to the amount by which the Bank has been reimbursed or paid with respect to the Bond Purchase Principal Drawing as specified in (a) above; and

                    (ii) the Pledged Bonds for which release is being requested are to be delivered to (A) the Borrower, (B) the Remarketing Agent for delivery to a purchaser thereof, (C) the Trustee for cancellation, or (D) such other person specified in the written notice;

provided, however, that in no event will the Bank release any Pledged Bonds from the lien of this Pledge and Security Agreement until after the Bank has reinstated the Principal Portion of the Letter of Credit in an amount equal to the amount of the Bond Purchase Principal Drawing, the proceeds of which were used to purchase such Pledged Bonds.

     The Bank will cause delivery of the Pledged Bonds as set forth in subsection (b)(ii) above, and, if Pledged Bonds are held by the Pledged Bonds Custodian, the Bank will request the Pledged Bonds Custodian to release such Pledged Bonds. No Pledged Bonds will be released if there has occurred and is continuing an Event of Default under the Letter of Credit Agreement.

          7. Rights of the Bank. The Bank shall not be liable for failure to collect or realize upon the Borrower’s Letter of Credit Obligations or any collateral security (including the Pledged Collateral) or guarantee therefor, or any part thereof, or for any delay in so doing, nor shall the Bank be under any obligation to take any action whatsoever with regard thereto, including (without limitation) any of the aforesaid rights, privileges or options. If an Event of Default under the Letter of Credit Agreement has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability.

          8. Remedies. In the event that following any Event of Default any portion of the Borrower’s Letter of Credit Obligations has been declared due and payable, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate, and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Bank’s offices or elsewhere upon such terms and conditions as the Bank may deem advisable and at such prices as the Bank may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank, upon any such sale or sales public or private, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived or released.

          The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, shall be applied:

          First, to the payment of all reasonable costs and expenses of every kind incurred in connection with the collection, recovery, receipt, appropriation, realization or sale of any portion of the Pledged Collateral or incidental to the care or safekeeping of any portion of the Pledged Collateral, and to the payment of any other amount required by any provisions of law (including, without limitation, Section 9-608(a)(1)(A) of the Uniform Commercial Code, as in effect in Maryland, or in any other state where the Pledged Bonds may be located from time to time);

          Second, to the satisfaction of the Borrower’s Letter of Credit Obligations; and

          Lastly, any surplus remaining after the application described above shall he paid by the Bank to the Borrower.

          The Borrower agrees that the Bank need not give more than 10 days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition of any portion of the Pledged Collateral is to take place and that such notice constitutes commercially reasonable notification of such matters; provided, however that the Bank need not give the Borrower such notice of the time and place of any public or private sate of Pledged Collateral, if, after the occurrence of an Event of Default under the Letter of Credit Agreement, the Borrower executes a statement renouncing or modifying any right to notification of sale or other intended disposition of the Pledged Collateral. In addition to the rights and remedies granted to it in this Pledge and Security Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Borrower’s Letter of Credit Obligations to the Bank, the Bank shall have the authority to exercise all the rights and remedies of a secured party under the Uniform Commercial Code, as In effect in Maryland. The Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all amounts to which the Bank is entitled, including the fees of any attorneys employed by the Bank to collect such deficiency.

          9. Representations, Warranties and Covenants of the Borrower. The Borrower represents and warrants that: (a) on the date of delivery to the Bank or the Pledged Bonds Custodian of any Pledged Bonds described herein, neither the Remarketing Agent, the Pledged Bonds Custodian (in its capacity as Pledged Bonds Custodian) nor the Trustee (in its capacity as Trustee) nor any other person, firm or corporation (other than the Borrower, the Bank and the Pledged Bonds Custodian) will have any right, title or interest in and to the Pledged Bonds; (b) the Borrower presently has, and on the date of each delivery to the Bank or the

Pledged Bonds Custodian of any Pledged Bonds, the Borrower will have, full power, authority and legal right to pledge all of its right, title and interest in and to, the Pledged Bonds pursuant to this Pledge and Security Agreement; (c) this Pledge and Security Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, bankruptcy, insolvency or other similar laws affecting creditors’ rights generally; (d) no consent of any other party (including, without limitation, creditors of the Borrower) and no consent, license, permit, approval or authorization of, exemption by, notice,or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Borrower in connection with the execution, delivery or performance of this Pledge and Security Agreement; (e) the execution, delivery and performance of this Pledge and Security Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Borrower is a party or which is or purports to be binding upon the Borrower, or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest In any of the assets of the Borrower except as specifically contemplated by this Pledge and Security Agreement; and (f) the pledge, assignment and delivery of such Pledged Bonds pursuant to this Pledge and Security Agreement will create a valid first, lien on and first perfected security interest in all right, title and interest of the Borrower in or to such Pledged Bonds, and the proceeds thereof, in favor of the Bank, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrower which would include the Pledged Bonds. The Borrower covenants and agrees that It will defend the Bank’s right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title io and right to pledge any other property at any time hereafter pledged to the Bank as Pledged Collateral hereunder and will likewise defend the Bank’s right thereto and security interest therein.

          10. No Disposition, etc. Except as contemplated herein, without the prior written consent of the Bank, the Borrower will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, nor will it create, incur or permit to’ exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge and Security Agreement.

          11. Sale of Pledged Collateral. (a) The Borrower recognizes that the Bank may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sates thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Borrower acknowledges and agrees that the Bank shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer or the Borrower to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the Issuer or the Borrower would agree to do so.

          (b) The Borrower further agrees to do or cause to be done all such other acts and things as may be necessary to make such private sale or sales of any portion or all of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Borrower’s sole expense.

          12. Further Assurances. The Borrower agrees that at any time and from time to time upon the written request of the Bank, the Borrower will execute and deliver such further documents and perform such further acts as the Bank may reasonably request in order to effect the purposes of this Pledge and Security Agreement.

          13. No Waiver; Cumulative Remedies. No act, delay or omission of the Bank shall be deemed to be a waiver of any rights or remedies granted hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          14. Waivers, Amendments, Governing Law. None of the terms or provisions of this Pledge and Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Bank and the Borrower; provided, however, that any waiver, modification or amendment which materially increases the duties and liabilities of the Pledged Bonds Custodian hereunder shall not become effective unless such waiver, modification or amendment shall be consented to by the Pledged Bonds Custodian. This Pledge and Security Agreement and all obligations of the Borrower hereunder shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. This Pledge and Security Agreement shall be governed by, and be construed and interpreted in accordance with the laws of the State of Maryland.

          15. Notices. All notices, demands, requests, consents, approvals, certificates or other communications required under this Agreement to be in writing shall he sufficiently given and shall be deemed to have been properly given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, 24 hours after delivery to such overnight courier, addressed to the person to whom any such notice, demand, request, approval, certificate or other communication is to be given, at the appropriate address for the Principal Office of such person designated below:

Borrower:

Avalon Pharmaceuticals, Inc. 20358 Seneca Meadows Parkway Germantown, Maryland 20876 Attention: Gary Lessing

with a copy to:

Mark Gruhin, Esq. Schmeltzer, Aptaker & Shepard, P.C. 2600 Virginia Avenue, N.W. Suite 1000, The Watergate Washington, D.C. 20037

Bank:

Manufacturers and Traders Trust Company 25 South Charles Street 15th Floor, Suite 1501 Baltimore, Maryland 21202 Attention: Letter of Credit Department

and

Manufacturers and Traders Trust Company Anstec Building 1410 Spring Hill Road Suite 125 McLean, Virginia 22102 Attention: David Diluigi

with a copy to:

Fred Levy, Esq. Sonnenschein, Nath & Rosenthal 1301 K Street, N.W. Suite 600, East Tower Washington, D.C. 20005

and

Alan S. Mark, Esq. Paley, Rothman, Goldstein, Rosenberg & Cooper, Chartered 4800 Hampden Lane Seventh Floor Bethesda, Maryland 20814

     Any person listed above may, by notice given to the other, designate any further or different addresses to which subsequent notices, duplicate notices, certificates or other communications shall be sent.

          17. Counterparts. This Pledge and Security Agreement may be executed in several counterparts, all of which shall constitute one and the same agreement.

          18. Effective Date. This Pledge and Security Agreement has been dated as of the date above written solely for the purpose of convenience of reference and shall become effective upon its execution and delivery, on the Closing Date. Any and all representations and warranties set forth herein shall be deemed to have been made on the Closing Date.

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     IN WITNESS WHEREOF, the Borrower has caused this Pledge and Security Agreement to be duly executed and delivered under seal by its duly authorized officer and the Bank has caused this Pledge and Security Agreement to be duly executed and delivered under seal by its duly authorized officer, all as of the Closing Date.

ATTEST:	AVALON PHARMACEUTICALS, INC.
as Borrower

/s/ [ILLEGIBLE]	By:	/s/ Kenneth C. Carter

NAME: Kenneth C. Carter
TITLE: CEO

[SEAL]

ATTEST:	MANUFACTURERS AND TRADERS
TRUST COMPANY, as Bank

/s/ [ILLEGIBLE]	By:	/s/ David M. Diluigi

NAME: David M. Diluigi
TITLE: VICE PRESIDENT

[SEAL]